Exhibit 21.1
LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation or Organization:
PBF Energy Company LLC	Delaware
PBF Holding Company LLC	Delaware
PBF Services Company LLC	Delaware
PBF Investments LLC	Delaware
Delaware City Refining Company LLC	Delaware
PBF Power Marketing LLC	Delaware
Paulsboro Refining Company LLC	Delaware
Toledo Refining Company LLC	Delaware
PBF Finance Corporation	Delaware
PBF International Inc.	Delaware
PBF Logistics GP LLC	Delaware
PBF Logistics LP	Delaware
PBF Logistics Finance Corporation	Delaware
PBF Logistics Products Terminals LLC	Delaware
PBFX Operating Company LLC	Delaware
PBF Rail Logistics Company LLC	Delaware
CPI Operations LLC	Delaware
Delaware City Terminaling Company LLC	Delaware
Delaware City Logistics Company LLC	Delaware
Delaware Pipeline Company LLC	Delaware
DCR Storage and Loading LLC	Delaware
Toledo Rail Logistics Company LLC	Delaware
Toledo Terminaling Company LLC	Delaware
PBF Transportation Company LLC	Delaware
Chalmette Refining, L.L.C.	Delaware
MOEM Pipeline LLC	Delaware
Collins Pipeline Company	Delaware
T&M Terminal Company	Delaware
PBF Energy Western Region LLC	Delaware
Torrance Refining Company LLC	Delaware
Torrance Logistics Company LLC	Delaware
Torrance Basin Pipeline Company LLC	Delaware
Torrance Pipeline Company LLC	Delaware
Torrance Valley Pipeline Company LLC	Delaware
Paulsboro Natural Gas Pipeline Company LLC	Delaware
Paulsboro Terminaling Company LLC	Delaware
Chalmette Logistics Company LLC	Delaware
PBFWR Logistics Holdings LLC	Delaware
Martinez Refining Company LLC	Delaware
Martinez Terminal Company LLC	Delaware
Martinez Pipeline Company LLC	Delaware
PBF Energy Limited	British Columbia